As filed with the Securities and Exchange Commission on June 29, 2011

Registration No. 333-160661

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 TO

FORM S-8

REGISTRATION STATEMENT No. 333-160661

Under the Securities Act of 1933

EnergySolutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0653027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

Telephone: (801) 649-2000

(Address and Telephone Number of Principal Executive Offices)

EnergySolutions, LLC 401(k) Profit Sharing Plan

(Full title of the plan)

William R. Benz

Executive Vice President, Chief Financial Officer

EnergySolutions, Inc.

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

(801) 649-2000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE — DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 effective July 17, 2009 (file No. 333-160661) (the “Registration Statement”), is filed for the sole purpose of terminating the Registration Statement and deregistering any unsold shares of the Registrant’s common stock, $0.01 par value per share, previously registered under the Registration Statement and issuable under the EnergySolutions, LLC 401(k) Profit Sharing Plan, as amended (the “Plan”). As of the date of this Post-Effective Amendment No. 1, no shares of the Registrant’s common stock are reserved for future issuance under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on June 29, 2011.

ENERGYSOLUTIONS, INC.

By:	/s/ WILLIAM R. BENZ
William R. Benz
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 29, 2011:

Name	Title

Chairman of the Board of Directors
STEVEN R. ROGEL

/s/ VAL J. CHRISTENSEN VAL J. CHRISTENSEN	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ WILLIAM R. BENZ WILLIAM R. BENZ	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ J. BARNIE BEASLEY, JR* J. BARNIE BEASLEY, JR	Director

Director
DAVID LOCKWOOD

/s/ PASCAL COLOMBANI* PASCAL COLOMBANI	Director

/s/ JEAN I. EVEREST, II* JEAN I. EVEREST, II	Director

/s/ CLARE SPOTTISWOODE* CLARE SPOTTISWOODE	Director

/s/ ROBERT A. WHITMAN* ROBERT A. WHITMAN	Director

/s/ DAVID B. WINDER* DAVID B. WINDER	Director

* By Power of Attorney:	/s/ VAL J. CHRISTENSEN
Val J. Christensen
Attorney-in-Fact

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Pursuant to the requirements of the Securities Act of 1933, the administrator of the EnergySolutions, LLC 401(k) Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on June 29, 2011.

EnergySolutions, LLC 401(k) Profit Sharing Plan

By:	/s/ William R. Benz

Name:	William R. Benz

Title:	Executive Vice President and Chief Financial Officer of EnergySolutions, Inc.

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